     As filed with the Securities and Exchange Commission on July 22, 1996
                                                   Registration No. 33-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                           PACIFIC SCIENTIFIC COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

              California                                      94-0744970
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                                  ------------

                            620 Newport Beach Drive
                        Newport Beach, California 92660
         (Address, including zip code, of Principal Executive Offices)

                                  ------------

               PACIFIC SCIENTIFIC COMPANY 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                Richard V. Plat                                  Copies to:
      Executive Vice President & Secretary                 Stephen D. Cooke, Esq.
           Pacific Scientific Company                  Paul, Hastings, Janofsky & Walker
            620 Newport Center Drive                        695 Town Center Drive
                   Suite 700                                  Seventeenth Floor
        Newport Beach, California 92660                 Costa Mesa, California 92626
                 (714) 720-1714                                (714) 668-6200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

                                  ------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                              Proposed             Proposed
                                                              Maximum               Maximum
         Title of                      Amount to be        Offering Price          Aggregate            Amount of
Securities to be Registered             Registered         Per Share (1)      Offering Price (1)    Registration Fee
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share                         400,000(2)            $11.50              $4,600,000              $1,587

======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is based on the average of the high and low prices on the New York Stock Exchange Composite Transaction Report on July 16, 1996 of $11.50 per share with respect to 400,000 shares issuable pursuant to options under the 1995 Stock Option Plan.

(2) This Registration Statement covers, in addition to such number of shares issuable upon exercise of the options to be granted under the 1995 Stock Option Plan, an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the plan. The registration fee is calculated only on the stated number of shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

         (a) The Annual Report on Form 10-K of Pacific Scientific Company (the "Company") for the fiscal year ended December 29, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996, filed with the Commission pursuant to the Exchange Act;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above;

         (d) The description of the Common Stock contained in the Company's Form 8-A filed with the Commission on November 12, 1979; and

         (e) The description of the rights to purchase Series A Junior Participating Preferred Stock contained in the Company's Form 8-A filed with the Commission on November 22, 1988, as amended by the Company's Form 8 filed with the Commission on December 21, 1990.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF EXPERTS AND NAMED COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article 6 of the Restated Articles of Incorporation of the Company filed with the Secretary of State of California on May 4, 1988, eliminates the personal liability of the directors of the corporation for monetary damages to the fullest extent permissible under California law as the same exists and to such greater extent as California law may thereafter permit.

         Additionally, pursuant to Article 7 of the Restated Articles of Incorporation of the Company filed with the Secretary of State of California on May 4, 1988, the corporation is authorized to indemnify any agent (as defined therein) to the maximum and broadest extent permitted by California law, as the same exists and to such greater extent as California law may thereafter permit, if and to the extent such agent becomes entitled to indemnification by bylaw, agreement, vote of shareholders or disinterested directors or otherwise. This authorization includes, without limitation, the authority to indemnify any agent in excess of that otherwise expressly permitted by Section 317 of the California Corporations Code as to action in an official capacity and as to action in another capacity while holding such office for breach of duty to the corporation and its shareholders, provided, however, that the corporation is not authorized to indemnify any agent for any acts or omissions from which a director may not be relieved of liability as set forth in the exceptions to Paragraph (10) of
Section 204(a) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. When used in Article 7 of the Restated Articles of Incorporation, "agent" shall have the meaning assigned to this term in Section 317 of the California Corporations Code. Each reference herein to a provision of the California Corporations Code shall mean that provision as the same may be amended from time to time, but only to the extent that such amendment would broaden or increase the scope or magnitude of permissible indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:

         Exhibits
         --------

           4.1      Pacific Scientific Company 1995 Stock Option Plan.*

           5.       Opinion of Paul, Hastings, Janofsky & Walker.

          23.1      Consent of Deloitte & Touche LLP.

          23.2      Consent of Paul, Hastings, Janofsky & Walker
                    (contained in Exhibit 5).

          24. Power of Attorney (contained on signature page of Registration Statement).

- ------------

* Incorporated by reference to Exhibit A to the Company's definitive Proxy Statement filed with the Commission on March 16, 1995.

ITEM 9.  UNDERTAKINGS

(1)      The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that the undertakings set forth in paragraphs
              (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
              Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 22, 1996.


                                     PACIFIC SCIENTIFIC COMPANY



                                     By:  /s/ Richard V. Plat
                                          --------------------------------------
                                          Richard V. Plat
                                          Executive Vice President and Secretary

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edgar S. Brower and Richard V. Plat, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                           Title                                   Date
           ---------                           -----                                   ----
/s/ Edgar S. Brower                       Chairman of the Board,                   July 22, 1996
- --------------------------------          Chief Executive Officer
Edgar S. Brower                           and President (Principal
                                          Executive Officer), Director


/s/ Richard V. Plat                       Executive Vice President                 July 22, 1996
- --------------------------------          and Secretary (Principal
Richard V. Plat                           Financial Officer)


/s/ William L. Northwang                  Controller (Principal                    July 22, 1996
- --------------------------------          Accounting Officer)
William L. Northwang


/s/ Walter F. Beran                       Director                                 July 22, 1996
- --------------------------------
Walter F. Beran


/s/ Ralph O. Briscoe                      Director                                 July 22, 1996
- --------------------------------
Ralph O. Briscoe


/s/ William A. Preston                    Director                                 July 22, 1996
- --------------------------------
William A. Preston


/s/ Millard H. Pryor, Jr.                 Director                                 July 22, 1996
- --------------------------------
Millard H. Pryor, Jr.


/s/ Thomas P. Stafford                    Director                                 July 22, 1996
- --------------------------------
Thomas P. Stafford


/s/ Ralph D. Ketchum                      Director                                 July 22, 1996
- --------------------------------
Ralph D. Ketchum

                                 EXHIBIT INDEX

     Exhibits
     --------
       4.1       Pacific Scientific Company 1995 Stock Option Plan*

       5.        Opinion of Paul, Hastings,
                 Janofsky & Walker

      23.1       Consent of Deloitte & Touche LLP

      23.2       Consent of Paul, Hastings, Janofsky & Walker (contained in Exhibit 5)

      24.        Power of Attorney (contained on signature page of Registration Statement)




- ------------

* Incorporated by reference to Exhibit A to the Company's definitive Proxy Statement filed with the Commission on March 16, 1995.